 Execution Version
Exhibit 10.5

October 16, 2011

Boardwalk Pipelines Holding Corp.
9 Greenway Plaza,  Suite 2800
Houston, Texas 77046

Gentlemen:

Reference is made to that certain Limited Liability Company Agreement (the “LLC Agreement”) of Boardwalk HP Storage Company, LLC (the “Company”), dated October 16, 2011, between Boardwalk Pipelines, LP (“Boardwalk”) and Boardwalk Pipelines Holding Corp. (“BPHC”).  Capitalized terms used and not otherwise defined herein have the meanings provided in the LLC Agreement.

As an inducement for BPHC to enter into the LLC Agreement and to fund its pro rata share of the anticipated Capital Contributions to the Company to pay the purchase price and related expenses for the proposed acquisition by the Company of Crystal Holding, L.L.C. pursuant to that certain Purchase and Sale Agreement dated October 16, 2011 between Enterprise GTM Holdings L.P. and the Company, Boardwalk and BPHC hereby agree as follows:

1.
Commencing in 2014, Boardwalk will make an annual payment to BPHC (the “Annual Payment”) in the amount described below.  The Annual Payment will accrue from and after January 1, 2014 and be payable in arrears on the last business day of each calendar year thereafter, until the Termination Date (as defined below).

2.
The Annual Payment shall accrue, on a daily basis, based on actual days elapsed, at the annual rate of one percent (1%) of BPHC’s Net Capital Contributions to the Company, where “BPHC’s Net Capital Contributions” means an amount equal to BPHC’s aggregate cash Capital Contributions to the Company, less the aggregate cash purchase price paid by Boardwalk to BPHC in one or more transactions to purchase BPHC’s Membership Interests.

3.
At such time as BPHC’s ownership interest in the Company has been reduced to zero and all accrued and unpaid Annual Payments have been paid to BPHC in full (the “Termination Date”), the Annual Payment will cease to accrue and this letter agreement shall terminate and be of no further force and effect.

4.
For the avoidance of doubt, the parties hereto agree that the federal income tax consequences of the payments set forth herein shall be determined by Boardwalk and BPHC in their individual capacities and not in their capacity as partners in the Company.

Exhibit 10.5

Very truly yours,

BOARDWALK PIPELINES, LP

By:	Boardwalk Operating GP, LLC, its general partner

By:
Name:
Title:

ACCEPTED AND AGREED TO:

BOARDWALK PIPELINES HOLDING CORP.

By:_________________________________
Name: ______________________________
Title: _______________________________